Exhibit 10.4

GLOBAL PARI-MUTUEL SERVICES, INC.
2010 NON-QUALIFIED STOCK OPTION PLAN

FORM OF OPTION AGREEMENT

Participant

Date of Grant

Number of Shares Purchasable	709,998

Exercise Price	$ *

Expiration Date

* Equals 110% of the Fair Market Value of the Common Stock on the Date of Grant.

This Option Agreement (this “Agreement”) is made and entered into as of the Date of Grant indicated above by and between Global Pari-Mutuel Services, Inc., a Nevada corporation (together with any subsidiary thereof, the “Company”), and the Participant named above.

WHEREAS, the Participant is a director, officer or other employee of, or a consultant, advisor or other independent contractor who provides services to, the Company;

WHEREAS, pursuant to the Global Pari-Mutuel Services, Inc. 2010 Non-Qualified Stock Option Plan (the “Plan”), the Board of Directors of the Company (the “Board”) has approved the grant to the Participant of an option to purchase shares of the common stock of the Company (the “Common Stock”), subject to stockholder approval of the Plan and an increase in the Company’s authorized Common Stock, on the terms and conditions set forth herein; and

WHEREAS, capitalized terms used, but not otherwise defined, herein shall have the same meaning assigned to such term in the Plan.

NOW, THEREFORE, based on the foregoing recitals and in consideration of the covenants set forth herein, the parties hereto hereby agree as follows:

1.           Grant of Option; Certain Terms and Conditions.  The Company hereby grants to the Participant, and the Participant hereby accepts, as of the Date of Grant, an option to purchase such number of shares of Common Stock equal to the Number of Shares Purchasable indicated above (the “Option Shares”) at the Exercise Price per share indicated above, which option shall expire at 5:00 p.m., New York City time, on the Expiration Date indicated above and shall be subject to all of the terms and conditions set forth in this Agreement and the Plan (the “Option”).  The Option is subject to stockholder approval of the Plan and an increase in the Company’s authorized Common Stock.

2.           Vesting and Exercisability.  Notwithstanding anything contained herein to the contrary, the Option shall not be exercisable for a period of 180 days following the closing date of that certain Equity Contribution Agreement, dated as of December 7, 2010, by and among BERMASE LLC, AVON ROAD BERMASE I LLC, AVON ROAD BERMASE II LLC, JAF-NH, LLC and the Company (the “BERMASE Closing Date”).

The Option granted hereunder shall vest and be exercisable as follows:

Vesting Date	Additional Fraction of Option and Option Shares Vested	Date Exercisable

____________	1/3rd	180 Days Following the BERMASE Closing Date
____________	1/12th	180 Days Following the BERMASE Closing Date
____________	1/12th	____________
____________	1/12th	____________
____________	1/12th	____________
____________	1/12th	____________
____________	1/12th	____________
____________	1/12th	____________
____________	1/12th	____________

3.           Exercise.  The Option shall be exercisable in accordance with the terms of the Plan.  The Option may be exercised only by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased and shall be accompanied by payment in full (in accordance with Section 6.3 of the Plan) of the aggregate Exercise Price for such Option Shares.  On the date on which the Participant’s service to the Company terminates for any reason, any unvested portion of the Option shall terminate and any vested portion of the Option shall remain vested.

4.           Payment of Withholding Taxes.  If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income or payroll tax, then, in accordance with Section 8.6 of the Plan, the Participant shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by check payable to the Company or discharge such obligation in any other manner permitted by Section 8.6 of the Plan.

5.           Notices.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or when actually received after mailing by certified or registered mail, postage prepaid, return receipt requested: (a) to the Company, at 500 Fifth Avenue, Suite 810, New York, New York 10110, Attention: Chief Financial Officer, (b) to the Participant, at the address set forth beneath its, his or her signature on the signature page hereto, or (c) to either party, at such other address as the party may designate by written notice in the foregoing manner.

6.           Plan.  The Option is granted pursuant to the Plan and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time as provided in Section 8.8 of the Plan.  Notwithstanding the foregoing, except as provided in Section 8.15 of the Plan, no termination, suspension or amendment of the Plan or this Agreement may adversely affect any outstanding Option without the consent of the affected Participant or his or her beneficiary; provided, however, that this sentence will not impair the right of the Administrator to take whatever action it deems appropriate under the Plan.  Any rules and regulations the Administrator may adopt for the purpose of administering the Plan, as well as any interpretation or construction by the Administrator of the Plan or this Agreement, shall be final and binding upon the Participant and his or her heirs and assigns.

7.           Conditions.  Notwithstanding anything in this Agreement or the Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Option or the issuance of any shares of Common Stock pursuant to any Option, require the recipient of the Option, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Option or the shares of Common Stock issued pursuant thereto for its, his or her own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Option or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Option, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Option shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.  Notwithstanding any other provision of the Plan, this Agreement or any other agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Agreement or the Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to any Options granted under this Agreement or the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act, and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Administrator, in its sole discretion, deems necessary or advisable.  The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.  The Administrator may restrict the rights of Participants to the extent necessary to comply with Section 16(b) of the Exchange Act, the Code or any other applicable law or regulation.  The grant of an Option pursuant to this Agreement or the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

8.           Employment Rights.  In accordance with Section 8.7 of the Plan, no provision of this Agreement or of the Option granted hereunder shall (a) confer upon the Participant any right to continue in the service of the Company for any period of time or to any right to continue his or her present or any other rate of compensation or (b) be construed as giving an employee, consultant, such persons’ beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.  The Participant hereby acknowledges and agrees that the Company may terminate the Participant’s service at any time and for any reason, or for no reason, unless the Participant and the Company are parties to a written employment or other written agreement that expressly provides otherwise.

9.           Non-transferability of Awards.  Except, in the event of the Participant’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan, unless approved by the Administrator, no Option may be transferred, pledged or assigned by the holder thereof, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise except for a qualified domestic relations order, and the Company shall not be required to recognize any attempted assignment of such rights by any Participant.  During a Participant’s lifetime, an Option may be exercised only by him or her or by his or her guardian or legal representative.

10.           Conformity with Plan.  This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference.  Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of this Agreement.  In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern.  The Participant acknowledges having received a copy of the Plan.

11.           Entire Agreement; Modification.  This Agreement contains the entire agreement between the parties with respect to the subject matter contained herein, and may not be modified or waived, except as provided in the Plan or in a written document signed by each of the parties hereto.  Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement shall be void and ineffective for all purposes.

12.           Governing Law.  This Agreement and the Option granted hereunder shall be governed by and construed exclusively in accordance with the laws of the State of New York, notwithstanding the conflicts of laws principles of any jurisdictions.

[Signature Page to Follow]

[Signature Page to Option Agreement]

IN WITNESS WHEREOF, the Company and Participant have duly executed this Agreement effective as of the Date of Grant.

GLOBAL PARI-MUTUEL SERVICES, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:
Address: